                                                                 EXHIBIT m(2)(d)

                                 AMENDMENT NO. 3
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)

                                                   MAXIMUM               MAXIMUM             MAXIMUM
                                                  ASSET-BASED            SERVICE            AGGREGATE
          FUND                                   SALES CHARGE             FEE                  FEE
          ----                                   ------------           ---------           ---------
AIM Developing Markets Fund                            0.75%               0.25%              1.00%
AIM Global Biotech Fund                                0.75%               0.25%              1.00%
AIM Global Financial Services Fund                     0.75%               0.25%              1.00%
AIM Global Health Care Fund                            0.75%               0.25%              1.00%
AIM Global Infrastructure Fund                         0.75%               0.25%              1.00%
AIM Global Energy Fund                                 0.75%               0.25%              1.00%
AIM Global Science and Technology Fund                 0.75%               0.25%              1.00%
AIM Strategic Income Fund                              0.75%               0.25%              1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: July 1, 2002

                                            AIM INVESTMENT FUNDS
                                            (on behalf of its Class B Shares)


Attest:  /s/ P. MICHELLE GRACE              By: /s/ ROBERT H. GRAHAM
         --------------------------             --------------------------------
         Assistant Secretary                    Robert H. Graham
                                                President